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Exhibit 99.2

SL Green Realty Corp.

Fourth Quarter 2002
Supplemental Data
December 31, 2002

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

  •
  SL Green's common stock and Preferred Income Equity Redeemable Shares ("PIERS"SM), are listed on the New York Stock Exchange, and trade under the symbols: SLG and SLG PrA respectively.

  •
  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found. Such information is not reiterated in this supplemental financial package. This supplemental financial package is available through the Company's Internet site.

  •
  This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings. The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings. As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Michael W. Reid or Thomas E. Wirth at michael.reid@slgreen.com or tom.wirth@slgreen.com or at 212-594-2700

This report includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company's operations and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company. Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the three and twelve months ended December 31, 2002 that will subsequently be released on Form 10-K to be filed on or before March 31, 2003.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance
Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-12
Balance Sheets	13-14
Statements of Operations	15-16
Joint Venture Statements	17-18
Statement of Stockholders' Equity	19
Funds From Operations	20
Selected Financial Data	21-23
Summary of Debt and Ground Lease Arrangements	24-25
Mortgage Investments and Preferred Equity	26-27
Property Data
Composition of Property Portfolio	28
Top Tenants	29
Leasing Activity Summary	30-33
Lease Expiration Schedule	34-35
Summary of Acquisition/Disposition Activity	36-37
Supplemental Definitions	38
Corporate Information	39

CORPORATE PROFILE

SL Green Realty Corp. (the "Company") was formed on August 20, 1997 to continue the commercial real estate business of SL Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman and Chief Executive Officer. For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan. The Company's investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines: investment in long term core properties, investment in opportunistic assets and structured finance investments. This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS FOURTH QUARTER 2002 UNAUDITED

FINANCIAL RESULTS

Funds From Operations (FFO) for the fourth quarter 2002 totaled $30.6 million, or $0.87 per share (diluted), a 14% increase compared to the same quarter in 2001 when FFO totaled $26.3 million, or $0.76 per share (diluted). FFO for the full year 2002 totaled $116.2 million, or $3.32 per share (diluted), an 11% increase compared to $94.4 million, or $3.00 per share (diluted), for the same period in 2001. The 2001 results have been restated to reduce FFO earnings by $0.02 per share (diluted) due to an increase in interest expense related to the early extinguishment of debt previously accounted for as an extraordinary item.

Net income for the fourth quarter 2002 totaled $16.7 million, or $0.54 per share (diluted), an increase of 20% as compared to the same quarter in 2001 when net income totaled $13.6 million, or $0.45 per share (diluted). Net income for the full year 2002 totaled $64.4 million, or $2.09 per share (diluted), an increase of 8% as compared to $53.3 million, or $1.94 per share (diluted) for the full year 2001.

Funds available for distribution (FAD) for the 12 months ended December 31, 2002, increased to $2.60 per share (diluted) versus $2.48 per share (diluted) in the prior year, a 5% increase. Excluding a gain in the prior year related to a structured finance investment (2GCT) totaling $0.17 per share (diluted), FAD would have increased 13%.

CONSOLIDATED RESULTS

Total quarterly revenues increased 4% in the fourth quarter to $62.9 million compared to $60.4 million last year. The $2.5 million growth in revenue resulted from the following items:

  •
  $1.6 million increase from the 2002 same-store portfolio

  •
  $1.2 million increase from investment and other income

  •
  $0.4 million decrease in revenue from properties not in the same-store portfolio

The Company's EBITDA increased $3.5 million, resulting in increased margins before ground rent of 77.7% compared to 72.4% for the same period last year. After ground rent margins improved in 2002 to 71.9% from 66.6% in the corresponding period 2001. Margin improvements were driven by the following items:

(1)
Consolidated GAAP NOI increased $1.6 million:

•
$2.7 million increase from the equity in income from unconsolidated joint ventures (primarily due to acquisitions of 1515 Broadway (May 2002) and 1250 Broadway (November 2001) partially offset by the sale of 469 Seventh Avenue (June 2002).

•
$0.8 million decrease from the 2002 same-store properties mainly due to $2.0 million of increased operating costs resulting from (i) increased insurance costs ($0.7 million) due to higher premiums on the annual policy which commenced October 2002, (ii) increased real estate taxes ($0.5 million) due to higher assessed values and tax rates and (iii) increased cleaning and repair and maintenance costs ($0.5 million) by and large due to a 420 Lexington Avenue cleaning contract adjustment and various repair projects.

  The increased operating costs were partially offset by a $1.3 million increase in GAAP revenues brought about by (i) higher reimbursement revenues ($0.6 million) largely due to higher real estate and operating expense escalations and (ii) rental revenue increases of $1.3 million as GAAP replacement rents were 35% higher than previous rents. These increases were partially offset by decreased occupancy and increased reserves ($0.4 million).

  •
  $0.3 million decrease from non same-store property results, inclusive of 50 West 23rd Street and e.Emerge.

(2)
$0.8 million increase in investment and preferred equity income primarily due to the weighted-average asset balance increase from $178.2 million to $194.7 million which resulted from increases in net originations during 2002. The increase is partially offset by a decrease in the weighted average yield from 12.86% to 12.51% due mainly to lower LIBOR.

(3)
$0.9 million increase in other income primarily due to asset management fees earned on joint ventures ($0.3 million), receipt of an acquisition break-up fee ($0.3 million) and a gain on sale of mortgage recording tax credits ($0.6 million). The increase was partially offset by a $0.6 million acquisition fee earned in 2001.

(4)
MG&A decreased $0.5 million because of lower severance and year-end compensation costs.

        FFO improved $4.3 million primarily as a result of:

  •
  $3.5 million increase in EBITDA

  •
  $1.4 million increase in FFO adjustment from unconsolidated joint ventures

  •
  $0.4 million decrease from higher interest expense

The $0.4 million increase in interest expense was primarily associated with higher average debt levels associated with new investment activity ($1.1 million), prepayment penalties for early extinguishment of debt ($0.3 million) and the funding of ongoing capital projects and working capital requirements ($0.1 million). These increases were partially offset by reduced loan balances due to previous disposition activity ($0.9 million) and lower interest rates ($0.3 million).

SAME-STORE RESULTS

Same-store cash NOI improved $0.1 million due to a $2.1 million improvement in cash revenue partially offset by a $2.0 million increase in operating costs.

Cash operating margins before ground rent decreased from 61.5% to 60.0%. GAAP NOI decreased by $0.8 million over the prior year, and GAAP operating margins before ground rent decreased from 64.9% to 61.6%.

The $2.1 million increase in cash revenue was due to:

1.
$2.0 million increase in cash rental revenue due to (i) a $1.2 million increase resulting from higher replacement rents on approximately 640,000 square feet that were 30% greater than previously fully escalated rents and (ii) $0.8 million from increased cash revenue from rent-steps and reduced free rent.

2.
The increase in cash rental revenue was partially offset by increased vacancy and reserves ($0.4 million) because the same-store portfolio weighted average occupancy decreased from 97.4% in 2001 to 97.1% in 2002.

3.
$0.6 million increase in escalation and reimbursement income due to a passthrough of higher operating cost escalations.

4.
The electric recovery rate for the quarter was approximately 91.5%.

The $2.0 million increase in same-store operating expenses resulted from:

1.
$0.7 million (331%) increase in insurance costs due to higher premiums from the Company's insurance policy that was renewed in October 2002.

2.
$0.5 million (8.6%) increase in real estate taxes due to higher property value assessments and an increase to the tax rate.

3.
$0.5 million (12.0%) increase in cleaning, repairs and maintenance expense attributable to a cleaning contract adjustment at 420 Lexington Avenue and various repair projects throughout the portfolio.

4.
$0.2 million (22.0%) increase in management, professional and advertising costs.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at September 30, 2002 was 349,286 useable square feet net of holdover tenants. During the quarter, 166,701 additional useable office square feet became available at an average escalated cash rent of $28.25 per rentable square foot. Space available before holdovers to lease during the quarter totaled 515,987 useable square feet, or 4.5% of the total portfolio.

During the fourth quarter, 52 leases were signed totaling 163,089 useable square feet. New office cash rents averaged $33.49 per rentable square foot. Replacement rents were 23.5% greater than rents on previously occupied space, which had fully escalated cash rents averaging $27.11 per rentable square foot. The average office lease term was 7.9 years and average office tenant concessions were 1.2 months of free rent with an allowance of $23.15 per rentable square foot. Including early renewals and excluding holdover tenants, the tenant renewal rate was 28.8% based on square feet expiring. Seventeen leases have expired comprising 38,863 useable square feet that are in a holdover status. This results in 358,910 useable square feet (net of holdovers) remaining available as of December 31, 2002.

The overall average lease term on the quarterly leasing activity was 7.8 years.

The Company signed 3 office leases for 10,001 useable square feet that were for early renewals. The early renewals for space were not scheduled to become available until after the first quarter of 2003. The Company was able to renew the current office tenants at an average cash rent of $28.82, representing an increase of 19.7% over the previously fully escalated rents of $24.07. The average lease term on the office early renewals was 7.2 years.

For the year 2002, portfolio-wide cash replacement rents were 31% above the previously escalated rents.

PROPERTY ACTIVITY

220 East 42nd Street

On December 9, 2002, the Company announced that it entered into an agreement to acquire The News Building located at 220 East 42nd Street for $265 million ($242 per square foot). The News Building is a cornerstone property in the Grand Central and United Nations market place. In this transaction, the Company will receive a prepayment of its preferred equity investment in the property. The property is being acquired from affiliates of The Witkoff Group in a transaction that is expected to close in the first quarter of 2003. The Company will assume the property's current $158 million first mortgage that matures in September 2004 and bears interest at LIBOR plus 1.76%.

The landmark 1.1 million square foot News Building is 100% leased, inclusive of a 100,000 square foot masterlease from the seller, with 18% of the leases expiring over the next 3 years. The going-in NOI yield is 8.0% based on fully escalated in-place rents averaging $32.85 per square foot in the News Building, 17%-22% below current market rents. The building's high-quality tenancy includes Omnicom Group, which leases 40% of the building and other notable companies such as Tribune Company, WPIX-TV, Verizon, Value Line, Neuberger Berman, and United Nations Population Fund.

125 Broad Street

On December 9, 2002, the Company announced that it entered into an agreement with affiliates of The Witkoff Group to acquire condominium interests in 125 Broad Street for approximately $90 million ($172 per square foot). The property is located in the New York Plaza Complex, the heart of the eastern financial district of downtown Manhattan. The Company will assume the property's current $76.6 million first mortgage that matures October 2007 and bears interest at 8.29%.

The condominium interests in 125 Broad Street consist of 524,500 square feet of office space contained on 15 contiguous floors in a 40-story building. The interests being acquired are 100% leased to tenants such as Salomon Smith Barney (63%) and Fahnestock & Co. (13%). Less than 10% of the leased square footage expires prior to 2010. The property is subject to a long-term ground lease, which provides SL Green the ability to acquire the fee interest for an allocated purchase price of $6 million, or $11.33 per square foot. The property's going-in NOI yield is 9.4% and is based on fully escalated in-place rents of $29.77 per square foot. The property transaction is also expected to close in the first quarter of 2003.

50 West 23rd Street

On January 28, 2003 the Company announced that it entered into an agreement to sell 50 West 23rd Street for $66.0 million or approximately $198 per square foot. The company acquired the building at the time of its IPO in August of 1997, at a purchase price of approximately $36.6 million. Since that time the building was upgraded and repositioned enabling the company to realize a gain of approximately $20 million. The proceeds of the sale will be used to pay off an existing $21.0 million first mortgage and the balance will be reinvested into the recently announced acquisitions of 220 East 42ndStreet (The News Building) and 125 Broad Street to effectuate a partial 1031 tax-free exchange. The closing is anticipated to occur during the first quarter of 2003

OTHER ACTIVITY

Structured Finance Activity

The Company entered into a joint venture to acquire a $1.0 million junior mortgage with Steven Witkoff of the Witkoff Group in December 2002. The Company has 50% interest in this joint venture. In December 2002 the Company received $49.6 million of structured finance redemptions at a weighted-average rate of 11.9%. The par value of the Company's structured finance and preferred equity investments as of December 31, 2002 totaled $145.6 million. The weighted balance outstanding over the quarter was $194.6 million. During the fourth quarter 2002 the weighted average yield was 12.51% and the quarter end run rate was 12.68%.

During January 2003, the Company originated a $15 million structured finance investment with an initial yield of 12.5%.

At December 31, 2002, $102 million of structured finance assets had effective fixed LIBOR floors. The weighted average LIBOR floor was 4.05%.

Unsecured Term Loan

The Company closed a $150 million unsecured 5-year term facility with Wells Fargo Bank. At closing, SL Green drew down $100 million of the facility and fixed the rate through two separate interest rate swap agreements. The first year all-in interest rate on the $100 million borrowed will be 3.14% and the all-in interest rate for years 2 through 5 will be 5.56%, resulting in a blended annual interest cost of 5.06% for five years. The Company expects to borrow and fix the balance of the facility during the next six months. The proceeds of the transaction were used to pay down a significant portion of the Company's outstanding lines of credit.

Stephen L. Green Employment Contract

Stephen L. Green has executed an employment agreement with the Company, as CEO and Chairman, through December 31, 2007. In addition to a base salary of $600,000 and a discretionary bonus, Mr. Green is eligible to participate in the Company's executive compensation programs and has received a grant of 175,000 shares of the Company's restricted stock including a partial tax gross-up payment. The shares have a five-year vesting period and are subject to certain vesting conditions, including continued employment and, with respect to half of the grant, performance hurdles.

FUNDS AVAILABLE FOR DISTRIBUTION

FAD before first cycle leasing costs increased 32.0% from $0.54 per share (diluted) to $0.72 per share (diluted). The increase in FAD was due to (i) the higher FFO results ($4.3 million), (ii) reduced FAD adjustment from joint ventures ($0.6 million) primarily due to 1250 Broadway and One Park Avenue, (iii) reduced straight-line and free rent ($0.9 million) and (iv) lower TI's and leasing commissions ($1.5 million). The reduction in TI's and leasing commissions is primarily due to lower leasing volume and the lease-up of pre-built space, previously included in FAD.

The Company's dividend payout ratio was 53.1% of FFO and 64.2% of FAD before first cycle leasing costs.

COMMON AND PREFERRED DIVIDENDS

On December 9, 2002 the Company declared a dividend distribution of $0.465 per common share for the quarter ended December 31, 2002, representing an annual increase of $0.09 per common share, or a 5.1% increase on an annualized basis. This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $1.86 per common share.

The Company also declared a dividend of $0.50 per share of Preferred Income Equity Redeemable Stock for shareholders of record as of December 31, 2002. Both dividends were paid on January 15, 2003.

OTHER

Annually, the Company adjusts the same-store pool to include all properties owned for a minimum of twelve months (since January 1, 2001). 50 West 23rd Street has been classified as held for sale and has been removed from the 2002 same-store pool. The 2002 same-store pool includes the following wholly-owned properties:

2002 SAME-STORE

673 First Avenue	1140 Avenue of the Americas	420 Lexington Avenue
470 Park Avenue South	1466 Broadway	70 West 36th Street
555 West 57th Street	440 Ninth Avenue	1414 Avenue of the Americas
711 Third Avenue	1372 Broadway	292 Madison Avenue
286 Madison Avenue	290 Madison Avenue	17 Battery Place North

2003 SAME-STORE

The 2003 same-store pool will include the properties currently in the 2002 same-store pool and will have the following additional properties:

2003 SAME-STORE ADDITIONS

1370 Broadway
110 East 42nd Street
317 Madison Avenue

FINANCIAL HIGHLIGHTS Fourth Quarter Unaudited

	December 31,
	2002	2001
Operational Information
Total Revenues (000's)	$62,949	$60,378
Funds from Operations
FFO per share — diluted	$0.87	$0.76
FFO Payout	53.05%	58.07%
Funds Available for Distribution
FAD per share — diluted	$0.72	$0.54
FAD Payout	64.67%	81.99%
Operating Earnings per share — diluted	$0.55	$0.45
Dividends per share	$0.4650	$0.4425
Weighted Average Shares Outstanding — Diluted	37,764	32,813
Same-store Cash NOI	0%	5%
Capitalization Data (000's)
Total Assets	$1,473,170	$1,371,577
Total Consolidated Debt	$562,404	$504,831
Minority Interest	$44,718	$46,430
Preferred Stock	$111,721	$111,231
Quarter End Closing Price — SLG Common Stock	$31.60	$30.71
Total Market Capitalization	$2,102,866	$1,835,500
Ratios

Consolidated Debt to Total Market Capitalization	32.96%	31.35%
Combined Debt Allocated	45.59%	39.78%
Consolidated Fixed Charge	2.78	2.47
Combined Fixed Charge	2.51	2.31
Portfolio

Total Buildings
Directly Owned	19	19
Joint Ventures	6	6

	25	25
Total SF	11,533,000	10,035,800
End of Quarter Occupancy — Total	96.9%	97.7%
End of Quarter Occupancy — 2002 Same Store	97.1%	97.4%

COMPARATIVE BALANCE SHEETS Unaudited (000's omitted)

Assets	12/31/02	12/31/01	+/-	9/30/02	+/-	6/30/02	+/-
Commercial real estate properties, at cost:
Land & land interests	131,078	138,337	(7,259)	131,078	—	138,337	(7,259)
Buildings & improvements fee interest	683,165	689,094	(5,929)	675,499	7,666	701,721	(18,556)
Buildings & improvements leasehold	149,326	144,736	4,590	147,911	1,415	145,264	4,062
Buildings & improvements under capital lease	12,208	12,208	—	12,208	—	12,208	—

	975,777	984,375	(8,598)	966,696	9,081	997,530	(21,753)
Less accumulated depreciation	(126,669)	(100,776)	(25,893)	(119,056)	(7,613)	(115,555)	(11,114)

	849,108	883,599	(34,491)	847,640	1,468	881,975	(32,867)
Other Real Estate Investments:
Investment in unconsolidated joint ventures	214,644	123,469	91,175	217,108	(2,464)	223,354	(8,710)
Mortgage loans receivable	78,245	127,166	(48,921)	127,293	(49,048)	127,814	(49,569)
Preferred equity investments	67,395	61,472	5,923	67,416	(21)	67,434	(39)
Assets held for sale	41,536	—	41,536	41,185	351	—	41,536
Cash and cash equivalents	58,020	13,193	44,827	13,450	44,570	20,486	37,534
Restricted cash:
Tenant security	20,656	19,016	1,640	19,115	1,541	18,974	1,682
Escrows & other	8,426	19,408	(10,982)	13,423	(4,997)	15,517	(7,091)
Tenant and other receivables, net of $5,927 reserve at 12/31/02	6,587	8,793	(2,206)	8,066	(1,479)	8,619	(2,032)
Related party receivables	4,868	3,498	1,370	4,832	36	3,515	1,353
Deferred rents receivable, net of reserve for tenant credit loss of $6,575 at 12/31/02	55,731	51,855	3,876	54,992	739	55,975	(244)
Investment in and advances to affiliates	3,979	8,211	(4,232)	3,146	833	2,949	1,030
Deferred costs, net	35,511	34,901	610	34,957	554	34,571	940
Other assets	28,464	16,996	11,468	14,569	13,895	18,691	9,773

Total Assets	1,473,170	1,371,577	101,593	1,467,192	5,978	1,479,874	(6,704)

COMPARATIVE BALANCE SHEETS Unaudited (000's omitted)

	12/31/02	12/31/01	+/-	9/30/02	+/-	6/30/02	+/-
Liabilities and Stockholders' Equity

Mortgage notes payable	367,503	409,900	(42,397)	374,800	(7,297)	397,371	(29,868)
Unsecured term loan	100,000	—	100,000	—	100,000	—	100,000
Revolving credit facilities	74,000	94,931	(20,931)	173,931	(99,931)	197,931	(123,931)
Derivative Instruments-fair value	10,962	3,205	7,757	8,540	2,422	4,991	5,971
Accrued interest payable	1,806	1,875	(69)	1,945	(139)	1,951	(145)
Accounts payable and accrued expenses	41,043	22,819	18,224	33,935	7,108	27,259	13,784
Deferred compensation awards	1,329	1,838	(509)	671	658	671	658
Deferred revenue	3,096	1,381	1,715	3,777	(681)	2,920	176
Capitalized lease obligations	16,016	15,574	442	15,895	121	15,802	214
Deferred land lease payable	14,626	14,086	540	14,466	160	14,406	220
Dividend and distributions payable	17,436	16,570	866	16,693	743	16,706	730
Liabilities related to assets held for sale	21,321	—	21,321	21,414	(93)	—	21,321
Security deposits	20,948	18,829	2,119	19,420	1,528	19,261	1,687

Total Liabilities	690,086	601,008	89,078	685,487	4,599	699,269	(9,183)
Minority interest (2,145 units outstanding) at 12/31/02	44,718	46,430	(1,712)	44,941	(223)	45,644	(926)
8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference, 4,600 outstanding	111,721	111,231	490	111,599	122	111,474	247
Stockholders' Equity

Common stock, $.01 par value 100,000 shares authorized, 30,422 issued and outstanding at 12/31/02	304	300	4	303	1	303	1
Additional paid — in capital	592,585	583,350	9,235	591,668	917	590,197	2,388
Deferred compensation plans & officer loans	(5,562)	(7,515)	1,953	(5,987)	425	(6,165)	603
Accumulated other comprehensive loss	(10,740)	(2,911)	(7,829)	(8,279)	(2,461)	(4,709)	(6,031)
Retained earnings	50,058	39,684	10,374	47,460	2,598	43,861	6,197

Total Stockholders' Equity	626,645	612,908	13,737	625,165	1,480	623,487	3,158

Total Liabilities and Stockholders' Equity	1,473,170	1,371,577	101,593	1,467,192	5,978	1,479,874	(6,704)

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000's omitted)

	Three Months Ended				Three Months Ended		Twelve Months Ended
	Dec-02	Dec-01	+/-%		Sep-02%		Dec-02	Dec-01
Revenues

Rental revenue, net	47,142	45,132	2,010	4%	46,055	2%	182,180	189,528
Free rent	853	693	160	23%	1,483	-42%	5,567	4,633
Amortization of free rent	(1,118)	(760)	(358)	47%	(793)	41%	(3,663)	(3,087)

Net free rent	(265)	(67)	(198)	294%	690	-138%	1,904	1,546
Straight-line rent	1,191	1,916	(725)	-38%	1,473	-19%	6,024	8,485
Allowance for S/L tenant credit loss	(634)	(437)	(197)	45%	(974)	-35%	(2,650)	(1,898)
Escalation and reimbursement revenues	6,694	6,705	(11)	0%	8,824	-24%	28,324	30,361
Signage rent	564	568	(4)	-1%	191	194%	1,488	1,522
Preferred equity investment income	1,975	1,931	44	2%	1,960	1%	7,780	2,561
Investment income	3,977	3,182	795	25%	3,871	3%	15,396	14,808
Other income	2,305	1,448	857	59%	1,095	110%	5,709	2,770

Total Revenues, net	62,949	60,378	2,571	4%	63,186	0%	246,155	249,683
Equity in income/(loss) from affiliates	47	(71)	118	-167%	21	124%	292	(1,054)
Equity in income from unconsolidated joint ventures	5,270	2,587	2,683	104%	5,784	-9%	18,383	8,607

Operating expenses	14,529	12,789	1,740	14%	15,997	-9%	57,703	56,718
Ground rent	3,159	3,159	(0)	0%	3,159	0%	12,637	12,579
Real estate taxes	7,653	7,078	575	8%	7,688	0%	29,451	29,826
Marketing, general and administrative	3,563	4,044	(481)	-12%	3,160	13%	13,282	15,374

Total Operating Expenses	28,904	27,070	1,834	7%	30,004	-4%	113,073	114,497
EBITDA	39,362	35,824	3,539	10%	38,987	1%	151,757	142,739
Interest	9,421	8,991	430	5%	9,378	0%	36,656	45,107
Depreciation and amortization	10,414	9,925	489	5%	9,795	6%	39,063	37,117

Income Before Minority Interest and Items	19,527	16,908	2,619	15%	19,814	-1%	76,038	60,515
Income from Discontinued Operations	803	369	434	118%	789	2%	2,838	2,479
Gain on sale of properties	—	(207)	207	-100%	—	0%	—	4,956
Cumulative effect of accounting change	—	—	—	0%	—	0%	—	(532)
Minority interest — OP	(1,164)	(1,073)	(91)	9%	(1,167)	0%	(4,545)	(4,419)

Net Income	19,166	15,997	3,169	20%	19,436	-1%	74,331	62,999
Dividends on preferred shares	2,300	2,300	0	0%	2,300	0%	9,200	9,200
Preferred stock accretion	123	114	9	8%	123	0%	490	458

Net Income Available For Common Shares	16,743	13,583	3,160	23%	17,013	-2%	64,641	53,341

Ratios

MG&A to Real Estate Revenue, net	6.51%	7.51%			5.62%		6.11%	6.70%
MG&A to Total Revenue, net	5.66%	6.70%			5.00%		5.40%	6.16%
Operating Expense to Real Estate Revenue, net	26.57%	23.76%			28.43%		26.56%	24.71%
EBITDA to Real Estate Revenue, net	71.97%	66.56%			69.30%		69.85%	62.18%
EBITDA before Ground Rent to Real Estate Revenue, net	77.75%	72.44%			74.91%		75.66%	67.66%

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000's omitted)

	Three Months Ended			Three Months Ended		Twelve Months Ended
	Dec-02	Dec-01%		Sep-02%		Dec-02	Dec-01
Per share data:

Earnings per Share
Net income per share (basic)	0.55	0.45	22%	0.56	-2%	2.14	1.98
Net income per share (diluted)	0.54	0.45	20%	0.54	0%	2.09	1.94
Operating Earnings
Net Income Available For Common Shares	16,743	13,583	23%	17,013	-2%	64,641	53,341
Income from Discontinued Operations	(803)	(369)	0%	(789)	2%	(2,838)	(2,479)
Cumulative effect of accounting change	—	—	—	—	0%	—	532
Gain on Sale	—	207	-100%	—	0%	—	(4,956)

Operating Earnings-Basic	15,940	13,421	19%	16,224	-2%	61,803	46,438
Operating Earnings Per Share—Basic	0.53	0.46	15%	0.53	0%	2.03	1.72
Operating Earnings Per Share—Diluted	0.52	0.44	17%	0.52	-1%	2.01	1.71
Taxable Income
Net Income Available For Common Shares	16,743	13,583	23%	17,013	-2%	64,641	53,394
Book/Tax Depreciation Adjustment	2,349	7,255	-68%	2,045	15%	7,991	7,111
Book/Tax Gain Recognition Adjustment	0	321	-100%	0	0%	2,124	(602)
Other Operating Adjustments	(1,058)	(2,316)	-54%	(1,736)	-39%	(10,738)	(11,544)
C-corp Earnings	(49)	195	-125%	(21)	133%	(292)	1,180

Taxable Income	17,985	19,038	-6%	17,301	4%	63,726	49,539
Dividend per share	0.465	0.4425	5%	0.4425	5%	1.793	1.605
Estimated payout of taxable income	91%	82%	11%	91%		100%	106%
Basic weighted average common shares	30,236	29,971	1%	30,357	0%	30,376	26,993
Diluted weighted average common shares and common share equivalents outstanding	37,764	32,813	15%	37,811	0%	37,786	29,808

Payout of Taxable Income Analysis:
Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation. The Company has deferred the taxable gain on the sales 29 West 35th Street, 17 Battery Place South, 90 Broad Street, and 1412 Broadway through 1031 exchanges.

JOINT VENTURE STATEMENTS Balance sheet for unconsolidated joint ventures Unaudited (000's omitted)

	December 31, 2002			December 31, 2001
	Total Property	SLG Property Interest		Total Property	SLG Property Interest
Land & land interests	217,312	115,980		129,471	65,858
Buildings & improvements	909,023	486,047		545,894	277,335

	1,126,335	602,027		675,365	343,193
Less accumulated depreciation	(38,937)	(20,328)		(19,683)	(9,989)

Net Real Estate	1,087,398	581,699		655,682	333,204
Cash and cash equivalents	26,168	13,597		14,415	7,281
Restricted cash	24,514	13,186		24,388	12,404
Tenant receivables, net of $237 reserve	4,039	2,163		2,958	1,540
Deferred rents receivable, net of reserve for tenant credit loss of $637 at 12/31/02	13,346	6,921		6,865	3,434
Deferred costs, net	13,146	7,035		9,598	4,848
Other assets	20,030	11,083		2,696	1,422

Total Assets	1,188,641	635,684		716,602	364,133

Mortgage loan payable	742,621	396,361	references pages 21 & 24	444,784	225,290
Derivative Instruments-fair value (1)	(47)	(26)		(782)	(430)
Accrued interest payable	2,243	1,167		1,696	838
Accounts payable and accrued expenses	20,653	12,690		12,730	6,543
Security deposits	5,167	2,566		5,495	2,658
Contributed Capital	418,004	222,926	references page 13	252,678	129,234

Total Liabilities and Equity	1,188,641	635,684		716,602	364,133

As of December 31, 2002 the Company has six joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in 1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 35% interest in 321 West 44th Street contributed May 2000, a 55% interest in 1 Park Avenue contributed in June 2001, and a 55% interest in 1515 Broadway acquired in May 2002. These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company's financial statements.

(1)
This analysis includes hedge instruments at fair value of $314K on 1250 Broadway and $205K on 1515 Broadway.

JOINT VENTURE STATEMENTS Statements of operations for unconsolidated joint ventures Unaudited (000's omitted)

	Three Months Ended December 31, 2002			Three Months Ended December 31, 2001
	Total Property	SLG Property Interest	SLG Subsidiary	Total Property	SLG Property Interest	SLG Subsidiary
Revenues

Rental Revenue, net	35,115	18,894		21,646	11,591
Free rent	125	46		717	439
Amortization of free rent	19	20		(103)	(56)

Net free rent	144	66		614	383
Straight-line rent	2,054	1,096		947	514
Allowance for S/L tenant credit loss	(65)	(28)		(268)	(152)
Escalation and reimbursement revenues	7,077	3,766		3,257	1,750
Investment income	182	97		193	104
Other income	182	95		16	11

Total Revenues, net	44,691	23,986		26,405	14,201
Expenses

Operating expenses	11,842	6,278		6,790	3,567
Real estate taxes	6,834	3,630		4,251	2,292

Total Operating Expenses	18,676	9,908		11,041	5,859
GAAP NOI	26,080	14,106		15,632	8,494
Cash NOI	23,882	12,944		14,071	7,597
Interest	9,332	4,930		6,506	3,505
Depreciation and amortization	7,296	3,877		4,190	2,252

Net Income	9,386	5,270	references page 15	4,668	2,585
Plus: Real Estate Depreciation	6,343	3,359	references page 20	3,753	1,996
Plus: Extraordinary Loss	—	—	—	—	—
Plus: Management & Leasing Fees	—	—	4	—	—	234

Funds From Operations	15,729	8,629		8,421	4,581
FAD Adjustments:

Plus: Non Real Estate Depreciation	953	518		437	253
Plus: 2% Allowance for S/L Tenant Credit Loss	65	28		268	152
Less: Free and S/L Rent	(2,199)	(1,162)		(1,560)	(897)
Less: Second Cycle Tenant Improvement,	(416)	(214)		(1,162)	(600)
Less: Second Cycle Leasing Commissions	(179)	(88)		(550)	(278)
Less: Recurring Capex	(268)	(136)		(433)	(220)

FAD Adjustment	(2,043)	(1,054)		(3,000)	(1,591)

Operating Expense to Real Estate Revenue, net	26.68%	26.35%		25.66%	25.05%
GAAP NOI to Real Estate Revenue, net	58.75%	59.21%		59.07%	59.66%
Cash NOI to Real Estate Revenue, net	53.80%	54.34%		53.17%	53.35%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY ($000's omitted)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Deferred Compensation Plan / Officers' Loan	Accumulated Other Comprehensive Loss	TOTAL
Balance at December 31, 2000	246	428,698	31,166	(5,037)	—	455,073
Net Income			63,001			63,001
Cumulative Effect of Accounting Change					(811)	(811)
Preferred Dividend and Accretion			(9,657)			(9,657)
Proceeds from common stock offering & revaluation of minority interest ($2,927)	50	144,558				144,608
Deferred compensation plan	1	4,122		(4,105)		18
Exercise of employee stock options	3	5,283				5,286
Cash distributions declared ($1.605 per common share)			(44,826)			(44,826)
Redemption of operating partnership units		689				689
Comprehensive Income—Unrealized loss of derivative instruments					(2,100)	(2,100)
Amortization of officers' loan and deferred compensation				1,627		1,627

Balance at December 31, 2001	300	583,350	39,684	(7,515)	(2,911)	612,908
Net Income			74,331			74,331
Preferred Dividend and Accretion			(9,690)			(9,690)
Exercise of employee stock options	3	6,644				6,647
Cash distributions declared ($1.7925 per common share)			(54,267)			(54,267)
Comprehensive Income—Unrealized loss of derivative instruments					(7,829)	(7,829)
Redemption of operating partnership units	1	3,128				3,129
Deferred compensation plan		(537)		534		(3)
Amortization of deferred compensation				1,419		1,419

Balance at December 31, 2002	304	592,585	50,058	(5,562)	(10,740)	626,645

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock Options	Sub-total	Preferred Stock	Twelve Months Diluted Shares
Balance at December 31, 2001	29,978,304	2,271,404	—	32,249,708	—	32,249,708
YTD share activity	443,389	(126,214)		317,175		317,175

Balance at December 31, 2002—Basic	30,421,693	2,145,190	—	32,566,883	—	32,566,883
Dilution Factor	(186,195)	63,138	642,909	519,852	4,698,900	5,218,752

Balance at December 31, 2002—Diluted	30,235,498	2,208,328	642,909	33,086,735	4,698,900	37,785,635

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000's omitted — except per share data)

		Three Months Ended Dec 31,			Three Months Ended Sept 30,		Twelve Months Ended Dec 31,
		2002	2001	% Change	2002	% Change	2002	2001	% Change
Funds from operations
Net Income before Minority Interests		19,527	16,908	15%	19,814	-1%	76,038	60,515	26%
Add:	Depreciation and Amortization	10,414	9,925	5%	9,795	6%	39,062	37,117	5%
	FFO from Discontinued Operations	861	850	1%	927	-7%	3,622	3,863	-6%
	FFO adjustment for Joint Ventures	3,359	1,996	68%	3,072	9%	11,025	6,575	68%
Less:	Dividends on Preferred Shares	2,300	2,300	0%	2,300	0%	9,200	9,200	0%
	Non Real Estate Depreciation/Amortization of Finance Costs	1,235	1,096	13%	1,046	18%	4,318	4,456	-3%

	Funds From Operations—Basic	30,626	26,283	17%	30,262	1%	116,229	94,414	23%
	Funds From Operations—Basic per Share	0.94	0.82	15%	0.93	1%	3.58	3.22	11%
Add:	Dividends on Preferred Shares	2,300	2,300	0%	2,300	0%	9,200	9,200	0%

	Funds From Operations—Diluted	32,926	28,583	15%	32,562	1%	125,429	103,614	21%
	Funds From Operations—Diluted per Share	0.87	0.76	14%	0.86	1%	3.32	3.00	11%
Funds Available for Distribution

FFO		32,926	28,583	15%	32,562	1%	125,429	103,614	21%
Add:	Non Real Estate Depreciation	1,235	1,102	12%	1,046	18%	4,325	4,474	-3%
	2% Allowance for S/L Tenant Credit Loss	634	443	43%	974	-35%	2,666	1,928	38%
	Straight-line Ground Rent	60	160	-63%	60	0%	440	928	-53%
	Non-cash Deferred Compensation	425	349	22%	178	138%	1,419	1,396	2%
Less:	FAD adjustment for Joint Ventures	1,054	1,540	-32%	856	23%	4,994	8,141	-39%
	Straight-line Rental Income	1,191	1,956	-39%	1,473	-19%	6,086	8,625	-29%
	Free Rent—Occupied (Net of Amortization, incl. First Cycle)	(265)	(88)	201%	690	-138%	1,924	1,480	30%
	Amortization of Mortgage Investment Discount	98	175	-44%	97	1%	388	(4,497)	-109%
	Second Cycle Tenant Improvements	3,134	4,393	-29%	6,691	-53%	14,857	4,364	240%
	Second Cycle Leasing Commissions	730	1,004	-27%	2,711	-73%	5,046	5,554	-9%
	Recurring Building Improvements	2,329	1,411	65%	232	903%	2,750	2,956	-7%

Funds Available for Distribution		27,009	20,246	33%	22,070	22%	98,234	85,717	15%
	Diluted per Share	0.72	0.54	33%	0.58	23%	2.60	2.48	5%
First Cycle Leasing Costs
	Tenant Improvement	—	74	-100%	—	0%	92	95	-4%
	Leasing Commissions	—	—	0%	—	0%	279	159	75%

Funds Available for Distribution after First Cycle Leasing Costs		27,009	20,172	34%	22,070	22%	97,864	85,463	15%
Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		0.72	0.54	33%	0.58	23%	2.59	2.48	5%
Redevelopment Costs		3,318	4,708	-30%	2,245	48%	9,099	13,869	-34%

Payout Ratio of Funds From Operations		53.05%	58.07%		51.38%		54.00%	53.44%
Payout Ratio of Funds Available for Distribution Before First Cycle		64.67%	81.99%		75.81%		68.95%	64.61%

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000's omitted)

	December 31,
			September 30, 2002	June 30, 2002
	2002	2001
Market Capitalization

Common Equity:
Common Shares Outstanding	30,422	29,978	30,376	30,307
OP Units Outstanding	2,145	2,271	2,166	2,213

Total Common Equity (Shares and Units)	32,567	32,249	32,542	32,520
Share Price (End of Period)	31.60	30.71	30.74	35.65

Equity Market Value	1,029,101	990,379	1,000,329	1,159,338
Preferred Equity at Liquidation Value:	115,000	115,000	115,000	115,000
Real Estate Debt

Property Level Mortgage Debt	388,404	409,900	395,800	397,371
Company's portion of Joint Venture Mortgages	396,361	225,290	396,513	396,650
Outstanding Balance on—Term Loan	100,000	—	—	—
Outstanding Balance on—Secured Credit Line	—	34,931	30,931	33,931
Outstanding Balance on—Unsecured Credit Line	74,000	60,000	143,000	164,000

Total Combined Debt	958,765	730,121	966,244	991,952
Total Market Cap (Debt & Equity)	2,102,866	1,835,500	2,081,572	2,266,290
Availability

Senior Unsecured Line of Credit
Maximum Line Available	300,000	300,000	300,000	300,000
Letters of Credit issued	15,000	5,000	5,000	5,000
Outstanding Balance	74,000	60,000	143,000	164,000

Net Line Availability	211,000	235,000	152,000	131,000

Wells Fargo Term Loan
Maximum Available	150,000	—	—	—
Outstanding Balance	100,000	—	—	—

Net Availability	50,000	—	—	—

Secured Line of Credit
Maximum Line Available	75,000	75,000	75,000	75,000
Outstanding Balance	—	34,931	30,931	33,931

Net Line Availability	75,000	40,069	44,069	41,069

Total Availability under Lines of Credit	336,000	275,069	196,069	172,069

Ratio Analysis

Consolidated Basis
Debt to Market Cap Ratio	32.96%	31.35%	33.81%	31.84%
Debt to Gross Real Estate Book Ratio (1)	58.37%	48.34%	56.45%	56.97%
Secured Real Estate Debt to Secured Assets Gross Book (1)	66.18%	77.68%	67.68%	68.48%
Unsecured Debt to Unencumbered Assets-Gross Book Value (1)	20.30%	15.92%	39.29%	42.44%
Secured Line of Credit to Structured Finance Assets (1)	0.00%	18.52%	15.89%	26.58%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	45.59%	39.78%	46.42%	43.77%
Debt to Gross Real Estate Book Ratio (1)	61.41%	53.24%	60.34%	60.58%
Secured Debt to Secured Assets Gross Book (1)	66.24%	51.31%	67.13%	67.50%
Supplemental Package Information

(1)
Excludes property level capital obligations.

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000's omitted)

		Three Months Ended December 31,				Three Months Ended September 30,
		2002	2001	+/-	% Change	2002	+/-	% Change
Funds from operations		30,626	26,283	4,343	17%	30,262	364	1%

Less:	Non - Building Revenue	11,452	8,458	2,994	35%	9,986	1,466	15%
Plus:	2% Reserve for Tenant Credit Loss	634	443	191	43%	975	(341)	-35%
	Interest Expense (incl. Capital Lease Int.)	9,809	9,384	425	5%	9,776	33	0%
	Non Real Estate Depreciation	1,235	1,102	133	12%	1,046	189	18%
	MG&A Expense	3,563	4,044	(481)	-12%	3,160	403	13%
	Preferred Dividend	2,300	2,300	—	0%	2,300	0	0%

	GAAP NOI	36,715	35,098	1,617	5%	37,533	(818)	-2%
Cash adjustments

Less:	Free Rent (Net of Amortization)	66	295	(229)	-78%	765	(699)	-91%
	Straightline Revenue Adjustment	1,096	2,470	(1,374)	-56%	2,495	(1,399)	-56%
Plus:	Ground Lease Straight-line Adjustment	160	160	—	0%	60	100	167%

	Cash NOI	35,713	32,493	3,220	10%	34,333	1,380	4%
	Real Estate Revenue, net	57,136	56,167	969	2%	58,996	(1,860)	-3%
Operating margins

	GAAP NOI/Real Estate Revenue, net	64.26%	62.49%			63.62%
	Cash NOI/Real Estate Revenue, net	62.50%	57.85%			58.20%
	GAAP NOI before Ground Rent/Real Estate Revenue, net	69.79%	68.11%			68.97%
	Cash NOI before Ground Rent/Real Estate Revenue, net	67.75%	63.19%			63.45%
Components of debt and fixed charges

	Interest on Fixed Rate Loans	5,921	5,762	159	3%	5,509	412	7%
	Interest on Floating Rate Loans	3,888	3,622	266	7%	4,266	(378)	-9%
	Fixed Amortization Principal Payments	1,659	1,493	166	11%	1,402	257	18%

	Total Debt Service	11,468	10,877	591	5%	11,177	291	3%
	Payments under Ground Lease Arrangements	2,999	2,999	—	0%	3,099	(100)	-3%
	Preferred Stock Dividend	2,300	2,300	—	0%	2,300	—	0%

	Total Fixed Charges	16,767	16,176	591	4%	16,576	191	1%

Adjusted EBITDA		46,601	39,907			44,437
Interest Coverage Ratio		4.75	4.25			4.55
Debt Service Coverage ratio		4.06	3.67			3.98
Fixed Charge Coverage ratio		2.78	2.47			2.68

SELECTED FINANCIAL DATA 2002 Same Store Unaudited ($000's omitted)

		Three Months Ended December 31,				Three Months Ended September 30,
		2002	2001	+/-	% Change	2002	+/-	% Change
Revenues

	Rental Revenue	41,401	40,852	549	1%	41,728	(327)	-1%
	Credit Loss	(411)	(402)	(9)	2%	(686)	275	-40%
	Signage Rent	448	433	15	3%	191	257	134%
	Escalation & Reimbursement Revenues	5,966	5,354	612	11%	7,045	(1,079)	-15%
	Investment & Other Income	897	434	463	107%	412	485	118%

	Total Revenues	48,301	46,671	1,630	3%	48,690	(389)	-1%
Expenses

	Operating Expense	11,788	10,317	1,471	14%	12,875	(1,087)	-8%
	Ground Rent	3,159	3,159	0	0%	3,159	0	0%
	Real Estate Taxes	6,606	6,082	524	9%	6,610	(4)	0%

	Total Operating Expenses	21,553	19,558	1,995	10%	22,644	(1,091)	-5%
	EBITDA	26,748	27,113	(365)	-1%	26,046	702	3%
	Interest	6,309	6,443	(134)	-2%	6,129	180	3%
	Depreciation & Amortization	7,866	7,465	401	5%	7,364	503	7%

	Income Before Minority Interest	12,573	13,205	(632)	-5%	12,553	20	0%
Plus:	Real Estate Depreciation & Amortization	7,517	7,247	270	4%	7,125	392	5%

	FFO	20,090	20,452	(362)	-2%	19,678	412	2%
Less:	Non—Building Revenue	816	401	415	103%	383	433	113%
Plus:	Reserve for Tenant Credit Loss	411	402	9	2%	686	(275)	-40%
	Interest Expense	6,309	6,443	(134)	-2%	6,129	180	3%
	Non Real Estate Depreciation	350	217	133	61%	239	111	46%

	GAAP NOI	26,344	27,113	(769)	-3%	26,349	(5)	0%
Cash Adjustments

Less:	Free Rent (Net of Amortization)	(272)	(60)	(212)	350%	671	(943)	-140%
	Straightline Revenue Adjustment	1,016	1,650	(634)	-38%	1,284	(267)	-21%
Plus:	Ground Lease Straight-line Adjustment	160	160	—	0%	60	100	167%

	Cash NOI	25,760	25,683	77	0%	24,454	1,306	5%
Operating Margins

	GAAP NOI to Real Estate Revenue, net	55.00%	58.09%			53.78%
	Cash NOI to Real Estate Revenue, net	53.78%	55.03%			49.91%
	GAAP NOI before Ground Rent/Real Estate Revenue, net	61.60%	64.86%			60.23%
	Cash NOI before Ground Rent/Real Estate Revenue, net	60.04%	61.46%			56.24%

DEBT SUMMARY SCHEDULE Unaudited ($000's ommitted)

	Principal O/S Outstanding 12/31/02	Coupon	Fixed Annual Payment	2003 Principal Repayment	Maturity Date	Due at Maturity	Earliest Contractual Prepayment Date
Fixed rate debt

Secured fixed Rate Debt
50 West 23rd Street	20,901	7.33%	1,539	286	8/1/07	19,234	Aug-01
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	25,687	7.90%	2,429	363	5/1/09	12,196	Apr-03
711 Third Avenue	48,446	8.13%	4,420	410	9/10/05	47,247	Jun-04
555 West 57th Street (Libor collar of 6.10% — 6.58% + 200bps)	68,254	8.10%	5,604	—	11/4/04	66,959	Open
420 Lexington Avenue	123,107	8.44%	12,463	1,771	11/1/10	104,406	Open
317 Madison (Libor Swap of 4.01% + 180bps)	65,000	5.81%	3,829	—	8/20/04	65,000	Open
875 Bridgeport Avenue, CT (1031 exchange asset)	14,831	8.32%	1,299	63	5/10/25	5,466	Open

	366,226	7.76%	31,583	2,893
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap of 1.64% + 150bps) (1)	100,000	3.14%	3,140	—	11/5/07	100,000	Nov-05
Total Fixed Rate Debt/Wtd Avg	466,226	6.77%	34,723	2,893
Floating rate Debt

Secured floating rate debt
Structured Finance Loan (Libor + 100bp)	22,178	2.54%		—	11/1/03	22,178	Nov-03	(4)
Secured Line of Credit (Libor + 150bps)	—	3.35%		—	12/22/04	0	Open

Total Floating Rate Secured Debt/Wtd Avg	22,178	2.54%
Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 150 bps)	74,000	3.14%		—	6/27/03	74,000	Open

Total Floating Rate Unsecured Debt/Wtd Avg	74,000	3.14%
Total Floating Rate Debt Outstanding	96,178	3.00%
Total Debt/Wtd Avg	562,404	6.13%

Weighted Average Balance & Interest Rate	571,627	6.17%

Summary of Joint Venture Debt

	Principal O/S
				Fixed Annual Payment	2003 Principal Repayment	Maturity Date	Due at Maturity	Earliest Contractual Prepayment Date
	Gross Principal	SLG Share	Coupon
180 Madison JV	31,721	15,830	7.81%	2,788	300	12/1/05	30,778	Open
1250 Broadway (Libor Swap of 4.03% + 250bp) (2)	85,000	46,750	6.53%	5,551	—	10/1/04	85,000	Open
1515 Broadway (Libor + 191 bps) (3)	335,000	184,250	4.28%	—	—	5/14/04	184,250	Open
321 W 44th JV (Libor + 250bps)	22,000	7,700	4.15%	—	—	4/30/03	7,700	Open
1 Park Avenue (Libor + 150 bps)	150,000	82,500	3.04%	—	—	1/10/04	82,500	Open
100 Park Avenue JV	118,900	59,331	8.00%	9,733		9/1/10	107,488	Open

Total Joint Venture Debt/Wtd Avg	742,621	396,361	4.98%	18,071	300

Weighted Average Balance & Interest Rate with SLG JV debt		968,039	5.68%

(1)
Libor swap on debt is stepped. In Janary 4, 2004 base swap increased to 4.06% for balance of the term. The weighted libor base is 3.56%.
(2)
Swap on 1250 mortgage executed on SLG portion only through January 11, 2005.
(3)
Spread on 1515 is weighted for first mortgage and mezzanine pieces. In August 2002 a swap at a Libor of 2.29% was placed on $100mm of SL Green's share of debt.
(4)
Extension option exercised November 2002.

STRUCTURED FINANCE ($000's omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter		Current Yield		Libor Rate
12/31/01	188,370	178,248	12.86%		12.72%		2.09%
Originations/Accretion(1)	860
Preferred Equity
Redemptions	(110)

3/31/02	189,120	188,644	12.63%		12.82%		1.88%
Originations/Accretion(1)	20,300
Preferred Equity	6,000
Redemptions	(20,172)

6/30/02	195,248	175,907	12.65%		12.67%		1.86%
Originations/Accretion(1)
Preferred Equity	—
Redemptions	(539)

9/30/02	194,709	194,709	12.45%		12.40%		1.82%
Originations/Accretion(1)	500
Preferred Equity	—
Redemptions	(49,569)

12/31/02	145,640	194,693	12.51	%(2)	12.68	%(3)	1.35	%(4)

(1)
Accretion includes original issue discounts and compounding investment income.

(2)
As of December 31, 2002, net of seller financing, the weighted yield is 12.35%.

(3)
As of December 31, 2002, net of seller financing, the current yield is 12.52%.

(4)
At quarter end $102mm of assets have fixed index rates. The weighted average base rate is 4.05%.

STRUCTURED FINANCE ($000's omitted)

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter(2)	Current Yield(3)
Junior Mortgage Participation	$43,150	$250,777	$130	13.58%	13.82%
Mezzanine Debt	$35,095	$140,600	$198	12.07%	13.01%
Preferred Equity	$67,395	$289,500	$208	12.33%	12.34%
Balance as of 12/31/02	$145,640	$680,877	$183	12.51%	12.68%

Structured Finance Maturity Profile

(1)
Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2)
As of December 31, 2002, net of seller financing, the weighted yield is 12.35%.

(3)
As of December 31, 2002, net of seller financing, the current yield is 12.52%.

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000's omitted)

Property	2003 Scheduled Cash Payment	2004 Scheduled Cash Payment	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	Deferred Land Lease Obligations(1)	Year of Maturity
Operating Leases

673 First Avenue	3,010	3,010	3,108	3,304	13,106	2037
1140 Avenue of Americas(2)	348	348	348	348	—	2016	(3)
420 Lexington Avenue(2)	7,074	7,074	7,074	7,074	—	2008	(4)
711 Third Avenue(2)(5)	1,550	1,550	1,550	1,550	1,520	2032

Total	11,982	11,982	12,080	12,276	14,626

Capitalized Lease

673 First Avenue	1,290	1,290	1,322	1,416	16,016	2037

(1)
Per the balance sheet at December 31, 2002.

(2)
These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)
The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4)
Subject to renewal at the Company's option through 2029.

(5)
Excludes portion payable to SL Green as owner of 50% leasehold.

SELECTED PROPERTY DATA

											Annualized Rent
					Leased
Properties			Rentable Sq. Feet	% of Total Sq. Feet						Annualized Rent ($'s)			Total Tenants
	Submarket	Ownership			Dec-02	Sep-02	Jun-02	Mar-02	Dec-01		100%	SLG
PROPERTIES 100% OWNED
"Same Store"

1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	2	97.8	95.5	95.5	95.5	95.5	7,466,239	4	3	25
1372 Broadway	Garment	Fee Interest	508,000	4	97.9	97.8	97.2	97.2	99.3	14,728,918	7	5	26
1414 Avenue of the Americas	Rockefeller Center	Fee Interest	111,000	1	94.3	96.5	97.6	97.6	96.2	4,015,170	2	1	23
1466 Broadway	Times Square	Fee Interest	289,000	3	88.6	86.2	84.4	84.9	88.9	9,584,754	5	3	96
17 Battery Place — North	World Trade/ Battery	Fee Interest	419,000	4	100.0	100.0	100.0	100.0	100.0	9,342,932	4	3	7
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	93.0	92.6	94.7	97.9	100.0	3,423,402	2	1	36
290 Madison Avenue	Grand Central South	Fee Interest	37,000	1	100.0	100.0	100.0	100.0	100.0	1,418,067	1	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	2	99.7	99.7	99.7	98.3	100.0	6,510,761	3	2	19
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	10	95.0	93.2	95.8	94.0	94.8	44,836,837	22	15	241
440 Ninth Avenue	Garment	Fee Interest	339,000	3	92.3	97.1	86.7	86.7	91.1	7,436,062	4	3	12
470 Park Avenue South	Park Avenue South/ Flatiron	Fee Interest	260,000	2	99.7	99.3	99.3	98.8	99.4	7,681,610	4	3	25
555 West 57th	Midtown West	Fee Interest	941,000	8	100.0	100.0	100.0	100.0	100.0	20,303,719	10	7	21
673 First Avenue	Grand Central South	Leasehold Interest	422,000	4	99.8	99.8	99.8	99.8	99.8	13,286,134	6	5	15
70 West 36th Street	Garment	Fee Interest	151,000	1	92.3	93.1	94.3	99.2	98.5	3,560,395	2	1	31
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	4	99.1	100.0	100.0	100.0	100.0	19,918,348	10	7	19

Subtotal / Weighted Average			5,679,000	50	97.1	96.9	96.8	96.5	97.4	173,513,349	83	58	600
Adjustments

110 East 42nd Street	Grand Central	Fee Interest	181,000	1	98.6	97.9	97.8	99.8	99.9	6,083,404	3	2	27
50 West 23rd Street	Chelsea	Fee Interest	333,000	3	97.2	97.2	97.2	97.2	99.2	8,055,542	4	3	16
317 Madison Avenue	Grand Central	Fee Interest	450,000	4	93.4	94.3	94.5	94.0	94.6	13,318,569	6	5	100
1370 Broadway	Garment	Fee Interest	255,000	2	89.5	92.3	92.3	98.0	97.3	6,991,993	3	2	28

Subtotal / Weighted Average			1,219,000	10	94.4	95.2	95.3	96.6	97.2	34,449,508	17	12	171
Total/ Weighted Average Properties 100% Owned			6,898,000	60	96.6	96.6	96.5	96.6	97.4	207,962,857	100	70	771
PROPERTIES <100% OWNED Unconsolidated

180 Madison Avenue—50%	Grand Central South	Fee Interest	265,000	2	82.0	82.1	87.3	89.7	92.8	6,845,687	1	50
1 Park Avenue—55%	Grand Central South	Various Interests	913,000	8	98.6	98.6	98.4	98.3	98.3	34,116,955		7	18
1250 Broadway—55%	Penn Station	Fee Interest	670,000	6	98.5	99.3	99.3	99.5	99.5	19,503,925		4	26
100 Park Avenue—50%	Grand Central South	Fee Interest	834,000	7	99.0	100.0	100.0	100.0	100.0	30,273,546		5	36
1515 Broadway—55%	Times Square	Fee Interest	1,750,000	15	98.5	98.3	98.5			62,947,201		12	17
321 West 44th Street—35%	Times Square	Fee Interest	203,000	2	90.6	90.2	97.7	97.4	97.2	4,427,571		1	27

Subtotal/Weighted Average			4,635,000	40	97.3	97.5	98.2	98.1	98.4	158,114,885		30	174

Grand Total/Weighted Average			11,533,000	100	96.9	97.0	97.2	97.0	97.7	366,077,742			945
Grand Total—SLG share of Annualized Rent										292,147,449		100

(1)
Including Ownership of 50% in Building Fee

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

Tenant	Property	Lease Expiration	Total Leased Square Feet	Annualized Rent ($)	PSF Annualized	% of Annualized Rent	SLG Share of Annualized Rent($)	% of SLG Share of Annualized Rent
Viacom International, Inc.	1515 Broadway	2004, 2006, 2008, 2009, 2013	1,280,108	$53,267,448	$41.61	14.6%	$29,297,096	10.0%
The City of New York	17 Battery Place	2012	325,664	$5,701,920	$17.51	1.6%	$5,701,920	2.0%
Visting Nurse Services	1250 Broadway	2005, 2006 & 2011	254,323	$7,093,788	$27.89	1.9%	$3,901,583	1.3%
BMW of Manhattan, Inc.	555 West 57th Street	2012	227,782	$3,072,360	$13.49	0.8%	$3,072,360	1.1%
Philip Morris Managament Corp	100 Park Avenue	2007	175,887	$6,771,024	$38.50	1.8%	$3,378,741	1.2%
City University of New York-CUNY	555 West 57th Street	2010, 2011, & 2015	171,732	$4,703,976	$27.39	1.3%	$4,703,976	1.6%
J&W Seligman & Co., Inc.	100 Park Avenue	2009	168,390	$5,306,280	$31.51	1.4%	$2,647,834	0.9%
C.B.S., Inc.	555 West 57th Street	2003 & 2010	165,214	$3,756,864	$22.74	1.0%	$3,756,864	1.3%
Segal Company	1 Park Avenue	2009	157,944	$5,722,068	$36.23	1.6%	$3,147,137	1.1%
Loews Corp	1 Park Avenue	2002	155,765	$6,720,864	$43.15	1.8%	$3,696,475	1.3%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	$3,928,716	$29.17	1.1%	$3,928,716	1.3%
St. Luke's Roosevelt Hospital	555 West 57th Street	2014	133,700	$3,205,656	$23.98	0.9%	$3,205,656	1.1%
Coty Inc.	1 Park Avenue	2015	102,654	$3,842,592	$37.43	1.0%	$2,113,426	0.7%
Minskoff/Nederlander JV (1)	1515 Broadway	2024	102,452	$210,000	$2.05	0.1%	$115,500	0.0%
Ross Stores	1372 Broadway	2010	101,741	$2,761,752	$27.14	0.8%	$2,761,752	0.9%
Ketchum, Inc.	711 Third Avenue	2015	100,876	$4,343,568	$43.06	1.2%	$4,343,568	1.5%
CHF Industries	1 Park Avenue	2005	100,000	$3,512,460	$35.12	1.0%	$1,931,853	0.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006 & 2009	99,650	$2,734,932	$27.45	0.7%	$2,734,932	0.9%
MCI/Worldcom	17 Battery Place, 110 E 42nd St, & 100 Park Avenue	2004 & 2006	93,025	$3,299,316	$35.47	0.9%	$2,362,688	0.8%
Ann Taylor Inc.	1372 Broadway	2010	93,020	$2,703,552	$29.06	0.7%	$2,703,552	0.9%
Crain Communications Inc.	711 Third Avenue	2009	90,531	$3,455,772	$38.17	0.9%	$3,455,772	1.2%
Information Builders Inc	1250 Broadway	2003	88,571	$2,063,784	$23.30	0.6%	$1,135,081	0.4%
Advanstar Communications	1 Park Avenue	2010	85,284	$3,011,532	$35.31	0.8%	$1,656,343	0.6%
Parade Publications, Inc.	711 Third Avenue	2010	82,444	$2,491,908	$30.23	0.7%	$2,491,908	0.9%
UNICEF	673 First Avenue	2003 & 2013	81,100	$2,695,632	$33.24	0.7%	$2,695,632	0.9%

TOTAL			4,572,544	146,377,764	$32.01	40.0%	$100,940,366	34.6%
Wholly Owned Portfolio + Allocated JV Properties			11,533,000	$366,077,742	$31.74		$292,147,449

(1)
Minskoff/Nederlander JV pays percentage rent.

FOURTH QUARTER 2002—LEASING ACTIVITY Available Space

Activity Type	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF *($'s)
Vacancy at 9/30/02			349,286
Expiring Space

Office
	317 Madison Avenue	5	5,455	5,884	28.92
	1515 Broadway	1	640	640	20.00
	1370 Broadway	2	11,712	11,712	34.18
	180 Madison Avenue	8	10,289	11,626	28.65
	1250 Broadway	2	8,136	8,136	53.00
	100 Park Avenue	2	7,693	8,674	28.44
	286 Madison Avenue	2	5,005	5,973	27.51
	292 Madison	2	17,488	20,226	21.50
	1414 Ave of Americas	1	2,521	3,300	27.01
	70 West 36th Street	1	2,354	2,354	23.00
	50 West 23rd Street	1	14,407	21,200	22.85
	321 W. 44th Street	2	2,259	2,259	14.04
	711 Third Avenue	1	4,683	4,683	33.00
	440 Ninth Avenue	1	16,000	16,000	16.51
	1466 Broadway	14	12,140	14,982	37.19
	420 Lexington Avenue	11	27,866	32,280	30.79

	Total/Weighted Average	56	148,648	169,929	28.38
Retail
	1515 Broadway	1	375	375	131.03

	Total/Weighted Average	1	375	375	131.03
Storage
	317 Madison	1	51	51	12.00

	Total/Weighted Average	1	51	51	12.00
Move Outs

Office
	1466 Broadway	3	3,534	4,830	31.67
	420 Lexington Avenue	3	9,262	13,229	49.07

	Total/Weighted Average	6	12,796	18,059	44.42
Retail
	1370 Broadway	1	400	400	33.00

	Total/Weighted Average	1	400	400	33.00
Storage
	70 West 36th Street	1	4,431	5,922	12.45

	Total/Weighted Average	1	4,431	5,922	12.45
Evicted Tenants

Office
	Total/Weighted Average	—	—	—	29.34
Retail
	Total/Weighted Average	—	—	—	—
Relocating Tenants

Office
	Total/Weighted Average	—	—	—	—
Available Space

	Office	62	161,444	187,988	26.20
	Retail	2	775	775
	Storage	2	4,482	5,973	118.38

	Total	66	166,701	194,736	28.25
Available Space			515,987
* Escalated Rent is calculated as Total Annual Income less Electric Charges.

FOURTH QUARTER—2002 LEASING ACTIVITY Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months
Available Space as 12/31/02				515,987
Renewing Tenants

Office
	317 Madison Avenue	1	2.6	876	1,272	33.00	28.91	—	—
	1370 Broadway	1	5.0	4,999	6,682	30.00	24.34	—	1.0
	180 Madison Avenue	3	0.9	3,115	3,964	39.53	27.30	—	1.0
	50 West 23rd Street	1	10.0	14,407	21,200	27.00	22.85	5.00	—
	1466 Broadway	2	3.0	1,163	1,709	37.23	37.00	4.11	1.0
	420 Lexington Avenue	2	0.7	2,840	4,093	39.11	24.01	0.63	—

	Total/Weighted Average	10	6.7	27,400	38,920	30.71	24.50	2.97	0.3
Storage
	Total/Weighted Average
Relocating Tenants

Office
	Total/Weighted Average	—	—	—	—	—	—	—	—
Expansion Tenants

Retail
	Total/Weighted Average	—	—	—	—	—	—	—	—
New Tenants Replacing Old Tenants

Office
	180 Madison Avenue	3	4.2	3,907	5,745	37.98	25.81	9.67	3.0
	286 Madison Avenue	3	5.6	5,455	7,792	34.11	36.71	14.74	9.5
	70 West 36th Street	1	6.0	1,143	1,633	28.00	21.00	32.56	2.0
	470 Park Avenue South	1	5.1	808	1,156	33.00	26.32	23.00	1.0
	1140 Sixth Avenue	1	10.0	4,275	6,488	37.00	27.00	45.30	1.0
	110 East 42nd Street	1	3.0	1,400	2,000	38.00	22.61	20.00	—
	321 West 44th Street	1	6.0	2,975	4,320	13.82	13.82	—	2.0
	1466 Broadway	3	2.0	1,916	2,535	37.11	29.93	3.81	2.0
	420 Lexington Avenue	12	11.1	41,763	56,671	35.32	28.96	38.71	20.2

	Total/Weighted Average	26	9.2	63,642	88,340	34.40	28.26	31.56	1.6
Retail
	1515 Broadway	1	1.1	4,000	4,000	217.50	121.00	—	—

	Total/Weighted Average	1	1.1	4,000	4,000	217.50	121.00	—	—
Storage
	70 West 36th Street	1	10.6	4,431	6,336	12.45	12.45	—	—
	420 Lexington Avenue	1	10.0	583	852	17.50	20.00	—	—

	Total/Weighted Average	2	10.5	5,014	7,188	19.79	13.34	—	—

FOURTH QUARTER—2002 LEASING ACTIVITY Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I / Rentable SF	Free Rent # of Months
New Tenants Replacing Vacancies

Office
	180 Madison Avenue	2	2.4	2,138	2,138	31.49	—	6.9	1.0
	1466 Broadway	7	4.9	12,160	16,572	33.24	—	24.00	11.0
	420 Lexington Avenue	1	5.0	3,245	4,968	40.00	—	35.93	2.0

	Total/Weighted Average	10	4.7	17,543	23,678	34.65	—	24.96	1.4
Retail
	Total/Weighted Average	—	—	—	—	—	—	—	—
Storage
	555 West 57th Street	1	3.0	90	129	21.00	—	—	—
	1140 Sixth Avenue	1	10.0	210	328	10.50	—	—	—
	1372 Broadway	1	2.8	315	506	15.00	—	—	—

	Total/Weighted Average	3	5.3	615	963	14.27	—	—	—
Leased Space

Office		46	7.9	108,585	150,938	33.49	27.11	23.15	1.2
Retail		1	1.1	4,000	4,000	217.50	121.00	—	—
Storage		5	9.9	5,629	8,151	19.13	11.77	—	—

	Total	52	7.8	118,214	163,089	37.29	29.11	21.43	1.1
Sold Vacancies
Sub-Total Available Space @ 12/31/02				397,773
Holdover Tenants

	317 Madison	2	0	597	878	33.66	24.68	—	—
	1515 Broadway	1	0	640	640	20.00	20.00	—	—
	180 Madison Avenue	1	0	817	817	27.00	27.00	—	—
	1250 Broadway	1	0	2,091	3,072	42.00	42.00	—	—
	292 Madison Avenue	2	0	17,488	20,226	21.50	21.50	—	—
	1466 Broadway	7	0	7,301	8,704	30.28	30.28	—	—
	420 Lexington Avenue	3	0	9,929	9,929	28.52	28.52	—	—

		17	0	38,863	44,266	26.55	26.37	—	—
Total Available Space @ 12/31/02				358,910

FOURTH QUARTER—2002 LEASING ACTIVITY Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent/ Rentable SF*	Prev. Escalated Rent/ Rentable SF**	T.I/ Rentable SF	Free Rent # of Months
Early Renewals

Office
	317 Madison	1	0.8	1,534	2,325	21.77	20.13	—	—
	292 Madison	1	10.1	4,200	5,652	36.00	29.00	15.00	1.0
	70 West 36th Street	1	7.0	4,267	6,095	24.85	21.00	—	—

		3	7.2	10,001	14,072	28.82	24.07	6.02	0.3
Retail
		—	—	—	—	—	—	—	—
Storage
		—	—	—	—	—	—	—	—
Renewals

	Expired/Renewed Office	10	6.7	27,400	38,920	30.71	24.50	2.97	0.3
	Early Renewals Office	3	7.2	10,001	14,072	28.82	24.07	6.02	0.3
	Early Renewals Retail	0	0.0	—	—	—	—	—	—
	Early Renewals Storage	0	0.0	—	—	—	—	—	—

	Total	13	6.8	37,401	52,992	30.21	24.39	3.78	0.3

*
Annual Base Rent

**
Escalated Rent is calculated as Total Annual Income less Electric Charges.

ANNUAL LEASE EXPIRATIONS Consolidated Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases ($'s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2003 Weighted Average Asking Rent $/psf
In 1st Quarter 2003	52	135,693	2.00%	$4,047,420	$29.83	$35.73
In 2nd Quarter 2003	41	168,887	2.49%	$5,128,800	$30.37	$35.97
In 3rd Quarter 2003	39	143,294	2.12%	$4,980,876	$34.76	$34.15
In 4th Quarter 2003	34	241,669	3.57%	$6,441,384	$26.65	$31.93

Total 2003	166	689,543	10.18%	$20,598,480	$29.87	$34.13
2004	139	621,181	9.17%	$20,140,104	$30.05	$32.56
2005	134	580,961	8.58%	$19,012,176	$32.30	$33.30
2006	72	461,522	6.81%	$14,399,268	$32.25	$32.54
2007	81	386,694	5.71%	$12,982,068	$32.20	$34.19
2008	44	373,892	5.52%	$12,672,539	$30.60	$32.94
2009	39	567,345	8.38%	$17,913,996	$33.28	$32.71
2010	46	999,227	14.75%	$31,145,904	$31.41	$33.39
2011	23	300,169	4.43%	$12,415,944	$30.39	$35.88
2012	22	825,688	12.19%	$16,729,404	$40.70	$28.27
Thereafter	32	967,953	14.29%	$29,952,974	$25.26	$33.07

	798	6,774,175	100.00%	$207,962,857	$30.70	$32.73

*
Includes month to month holdover tenants that expired prior to 12/31/02

**
Tenants may have multiple leases.

***
Represents current in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS Joint Venture Properties

					Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***
	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases($'s)		Year 2002 Weighted Average Asking Rent $/psf
Year of Lease Expiration

In 1st Quarter 2003	16	386,402	8.57%	$15,035,424	$38.91	$38.79
In 2nd Quarter 2003	5	29,272	0.65%	$1,046,064	$35.74	$43.85
In 3rd Quarter 2003	6	29,206	0.65%	$875,736	$29.98	$38.16
In 4th Quarter 2003	9	45,389	1.01%	$2,699,784	$59.48	$41.77

Total 2003	36	490,269	10.88%	$19,657,008	$40.09	$39.33

2004	19	152,935	3.39%	$5,177,844	$30.05	$41.02
2005	27	401,390	8.90%	$11,308,716	$32.30	$42.53
2006	26	368,543	8.18%	$10,560,744	$32.25	$38.53
2007	15	286,432	6.35%	$9,981,264	$32.20	$44.37
2008	15	341,100	7.57%	$10,881,612	$30.60	$41.80
2009	16	524,865	11.64%	$18,136,236	$33.28	$42.45
2010	14	1,281,675	28.43%	$51,404,448	$31.41	$45.71
2011	5	101,393	2.25%	$4,073,772	$30.39	$34.63
2012	7	147,685	3.28%	$3,720,636	$40.70	$39.52
Thereafter	11	411,384	9.13%	$13,212,605	$25.26	$41.28

	191	4,507,671	100.00%	$158,114,885	$35.08	$42.37

*
Includes month to month holdover tenants that expired prior to 12/31/02

**
Tenants may have multiple leases.

***
Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

	Property	Type of Ownership	Submarket	Net Rentable s.f.	% Leased at acquisition	% Leased 12/31/02	Acquisition Price ($'s)
1998 Acquisitions

Mar-98	420 Lexington	Operating Sublease	Grand Central North	1,188,000	83	95	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	89	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	91	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central North	524,000	79	99	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Garment	339,000	76	99	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000

				2,932,000			$338,600,000
1999 Acquisitions

Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North			—	$27,300,000
Jan-99	555 West 57th — 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street — 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central South				$50,000,000
	286 Madison Avenue			112,000	99	93
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	100
Aug-99	1250 Broadway — 50% JV	Fee Interest	Penn Station	670,000	97	N/A	$93,000,000
Nov-99	555 West 57th — remaining 35%	Fee Interest	Midtown West	—			$34,100,000

				2,285,800			$305,600,000
2000 Acquisitions

Feb-00	100 Park Avenue	Fee Interest	Grand Central South	834,000	97	99	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South	265,000	90	82	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	91	$28,400,000

				1,302,000			$261,650,000
2001 Acquisitions

Jan-01	1370 Broadway	Fee Interest	Garment	255,000	97	90	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central South	913,000	97	99	$233,900,000
Jan-01	469 7th Avenue — 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	93	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway — 49.9% JV (3)	Fee Interest	Penn Station	670,000	98	99	$126,500,000

				2,541,000			$562,200,000
2002 Acquisitions

May-02	1515 Broadway — 55% JV (4)	Fee Interest	Times Square	1,750,000	98	99	$483,500,000

							$483,500,000

(1)
This includes the issuance of 44,772 OP units (valued at $1mm) and $20mm for a 50% interest in the Building Fee (purchased 7/98).
(2)
This includes the assumption of mortgage debt for $28.6mm (65% of $44mm).
(3)
Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)
(4)
Current ownership interest is 55%.

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable s.f.	Sales Price ($'s)	Sales Price ($'s/SF)
2000 Sales

Feb-00	29 West 35th Street	Fee Structure	Garment	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Structure	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street — 35% JV	Fee Structure	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Structure	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Structure	Financial	392,000	$53,000,000	$135

				1,190,000	$184,600,000	$156
2001 Sales

Jan-01	633 Third Ave	Fee Structure	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave — 45% JV	Fee Structure	Times Square	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Structure	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Structure	Grand Central North	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Structure	Penn Station	670,000	$126,500,000	$189

				2,082,323	$478,850,000	$242
2002 Sales

Jun-02	469 Seventh Avenue	Fee Structure	Penn Station	253,000	$53,100,000	$210

(1)
Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments

Equity income/(loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For its investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG's unconsolidated JV; less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG's pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends. In accordance with NAREIT White Paper on FFO, SLG includes the effects of straight-line rents in FFO.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale and operating properties less minority interests' share of income and preferred stock dividends if anti-dilutive.

Percentage leased represents the total percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG's "operating standards." These building costs are taken into consideration during the underwriting for a given property's acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TI's and LC's are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generations space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG's share of total debt to market capitalization is calculated as SLG's share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares. SLG's share of total debt includes total consolidated debt plus SLG's pro rata share of the debt of unconsolidated joint ventures less than JV partners' share of debt. Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green Chairman of the Board and CEO	Marc Holliday President
Michael W. Reid Chief Operating Officer	Thomas E. Wirth Chief Financial Officer
Gerard Nocera Executive VP, Director of Real Estate	Andrew S. Levine General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards	Dave Aubuchon	(314) 955-5452	aubuchond@agedwards.com
Corinthian Partners, LLC	Claus Hirsch	(212) 287-1565	cwhirsch@rcn.com
Credit Suisse First Boston	Larry Raiman	(212) 538-2380	lawrence.raiman@csfb.com
Deutsche Banc Alex. Brown	Louis W. Taylor	(212) 469-4912	louis.taylor@db.com
Goldman Sachs	David J. Kostin	(212) 902-6781	david.kostin@gs.com
Legg Mason Wood Walker, Inc.	David Fick	(410) 454-5018	dmfick@leggmason.com
Lehman Brothers, Inc.	David Shulman	(212) 526-3413	dshulman@lehman.com
McDonald & Company	Anatole Pevnev	(216) 263-4783	apevnev@mcdinvest.com
Prudential Securities	James W. Sullivan	(212) 778-2515	jimsullivan@prusec.com
Raymond James & Associates	Paul Puryear	(727) 573-8607	ppuryear@ecm.rjf.com
Salomon Smith Barney	Jonathan Litt	(212) 816-0231	jonathan.litt@ssmb.com
Wachovia Securities	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analyst(s) listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.'s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

QuickLinks

  Exhibit 99.2
Structured Finance Maturity Profile